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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation of our report dated January 6, 2000, relating to the combined financial statements of InterMedia Cable Systems, which appears in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP


San Francisco, California
April 13, 2000